EXHIBIT 10.1

                                  AIA DOCUMENT A191

                         STANDARD FORM OF AGREEMENT BETWEEN
                               OWNER AND DESIGN/BUILDER
                                      (MODIFIED)
                                     1985 EDITION

          This document is comprised of two separate agreements: Part 1 Agreement -- Preliminary Design and Budgeting; and, Part 2
          Agreement -- Acceptance of Design and Bid and Construction. Hereafter, the Part 1 Agreement is referred to as Part 1 and the
          Part 2 Agreement is referred to as Part 2.

                PART 1 AGREEMENT --  PRELIMINARY DESIGN AND BUDGETING

          AGREEMENT made effective as of November 11, 1995

          BETWEEN the Owner        BALLARD REAL ESTATE HOLDINGS, INC.
                                   12050 Lone Peak Parkway
                                   Draper, Utah 84020

          and the Design/Builder:  ECKMAN & MIDGLEY INC.
                                   7644 South State Street
                                   Midvale, Utah 84047

          For the following project:

          The design and preparation of budgets, estimates, and bids for the construction of a building, parking lot, landscape and site improvements for the Owner at Alvin Ricken Dr., Pocatello, ID. The scope of work shall include the design of all on-site improvements and office-warehouse facilities, parking lots, loading docks, and landscaping to meet the needs and requirements of Owner. Off-site improvements are the responsibility of Pocatello City. Once designed, Design/Builder shall construct the improvements pursuant to part 2, in accordance with the plans and specifications determined by the designs produced by Design/Builder. The Part 1 and Part 2 Work shall proceed simultaneously with the actual construction under Part 2 to be performed in phases as needed to complete the Project and as designs are available and approved by Owner. All design work shall be performed by licensed and competent engineers or architects selected by Design/Builder.

          The architectural services described in Article 2 will be provided by the following person or entity who is lawfully licensed to practice architecture.

                                SMITH LAYTON ANDERSON
                                  375 West 200 South
                               Salt Lake City, UT 84101

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          The Owner and the Design/Builder agree as set forth below.

                       Terms and Conditions -- Part 1 Agreement

                                      ARTICLE 1
                                  GENERAL PROVISIONS

          1.1 BASIC DEFINITIONS

          1.1.1 The "Project" is the total design of the improvements and preparation of budgets and estimates for which the Design/Builder is responsible under Part 1, as originally described on page 1, including all professional design services and all labor, materials and equipment used or incorporated in such design.

          1.1.2 The "Work" comprises the preparation of a completed design for improvements included in the Project, preparation of all and all plans and specifications ready for use in bidding, estimating and construction of the Project and includes all labor and services necessary to produce the completed design, and all plans and specifications as required.

          1.2 EXECUTION, CORRELATION AND INTENT

          1.2.1 This Part 1 shall be signed in not less than duplicate by the Owner and Design/Builder

          1.2.2 Nothing contained in the Design/Builder Contract Documents shall create a contractual relationship between the Owner and any third party.

          1.3 OWNERSHIP AND USE OF DOCUMENTS

          1.3.1 The drawings, plans, and specifications and other documents prepared by the Design/Builder shall remain the property of the Design/Builder whether or not the Project for which they are prepared is commenced. At Owner's expense, Owner shall have the right to retain copies of such drawings, plans and specifications as Owner may deem necessary for its own use at the Project site.

                                      ARTICLE 2
                                    DESIGN/BUILDER

          2.1 SERVICES AND RESPONSIBILITIES

          2.1.1 Design services shall be performed by qualified architects, engineers and other professionals selected and paid by the Design/Builder who are supervised and act under the direction of the Design/Builder. The professional obligations of such persons shall be undertaken and performed in the interest of the Design/Builder and Owner. Nothing contained in Part 1 shall create any contractual relationship between such persons and the Owner.

          2.1.2 The Design/Builder shall be responsible to the Owner for

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          acts and omissions of the Design/Builder's employees and any parties performing Work for the Design/Builder, provided such work is within the scope of this Project, and such parties' respective contracts, including such parties' agents and employees.

          2.2 BASIC SERVICES

          2.2.1 The Basic Services for Part 1 are: The total design, including separation into phases, of all on-site improvements, parking lots, driveways, sidewalks, landscaping and warehouse-manufacturing building for Owner of at least 104,000 square feet, and paved parking areas containing at least 150 parking spaces.

          2.2.2 The Design/Builder shall review the Owner's program to ascertain requirements of the Project and shall review such requirements with the Owner.

          2.2.3 The Design/Builder shall provide, after consultation with the Owner, a preliminary evaluation of the program and Project budget, each in terms of the other.

          2.2.4 The Design/Builder shall review with the Owner alternative approaches to design and construction of the Project.

          2.2.5 The Project shall be designed and construction may proceed under Part 2 in phases as such designs are completed by Design/Builder and approved by Owner. Each "Phase" shall constitute a discreet portion of the Project. All phases shall be designed and constructed within the Owner's budget unless Owner agrees otherwise in writing.

          2.2.6 As portions of the Project design, plans and specifications are completed, they shall be submitted to Owner for approval. If Design/Builder cannot complete a design acceptable to Design/Builder and Owner within Owner's budget, this Part 1 and
          Part 2 may then be terminated by written notice by either party. In such event, Design/Builder shall be entitled to compensation for the Work performed under Part 1 and Part 2 of this Agreement to the date of termination. Once a design is approved by Owner, the Design/Builder shall submit to the Owner a Proposal for each phase of the Project, including the completed Design Documents, a statement of the proposed contract sum for that phase of the Project, a proposed schedule for completion of the Work under
          Part 2 for that phase of the Project, and all other information necessary to complete Part 2 Work. Design Documents shall consist of design drawings, specifications and other documents to fix and describe size, quality and character of each phase, or a particular phase, of the entire project, its architectural, structural, mechanical and electrical systems, and the materials and such other elements of the Project as may be appropriate. If the Proposal for that phase is accepted by the Owner, then Owner and Design/Builder shall execute an addendum to Part 2 for the phase of work to be constructed by Design/Builder. Nothing herein shall require Owner to accept the design for any phase of

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          construction as submitted by Design/Builder.

          2.2.7 Design/Builder shall be responsible to obtain geotechnical engineers and other consultants when such services are deemed necessary by the Design/Builder. Geotechnical engineers or other consultants shall be selected by mutual agreement. Such services shall include, as required applicable test borings, test pits, soil bearing values, percolation tests, air and water pollution tests, and other necessary operations for determining subsoil, air and water conditions, with reports and appropriate professional recommendations.

          2.3 ADDITIONAL SERVICES

          All other services requested by the Owner and mutually agreed to in writing by the Owner and Design/Builder in Part 1, including, among others, changes in Project scope and program, shall constitute Additional Services and shall be paid for by the Owner as provided in this Part 1.

                                      ARTICLE 3
                                        OWNER

          3.1 The Owner shall provide information regarding requirements for the Project, including but not limited to the Owner's design objectives, constraints and criteria.

          3.2 If a design at the projected total cost is not approved as satisfactory by Owner and Design/Builder, either party shall have the right to terminate Part 1 and Part 2 and the Design/Builder shall be entitled to compensation, as provided herein, for the Work under Part 1 and Part 2 of this Agreement, to the date of termination. Any material modification of the Design Documents after acceptance by the Owner shall require a review of the Project budget for impact and mutually agreeable Change Orders. The Project cost shall not include off-site improvements by the City of Pocatello.

          3.3 The Owner has designated representatives authorized to act on the Owner's behalf with respect to the Project. The representatives for Owner shall be Larry Eldredge or Dale H. Ballard. The Owner or such authorized representative shall examine the documents submitted by the Design/Builder and shall render decisions pertaining thereto within a reasonable time after submittal to avoid delay in orderly progress of the design Work and proceeding with construction under Part 2.

          3.4 The Owner shall cooperate with the Design/Builder in identifying required permits, licenses and inspections, and shall take appropriate action with reasonable promptness.

          3.5 The Owner will furnish a legal description and a certified land survey of the site, giving, as applicable grades and lines of streets, alleys, pavements and adjoining property; rights-of-way, restrictions, easements, encroachments, zoning, deed

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          restrictions, elevations and contours of the site; locations, dimensions and complete data pertaining to existing buildings, other improvements and trees; and full information concerning available services and utility lines, both public and private, above and below grade, including inverts and depths. Design/Builder shall be responsible to obtain any other information in addition to that previously furnished by Owner.

          3.6 If the Owner observes or otherwise becomes aware of any fault or defect in the Work, the Owner shall give prompt written notice thereof to the Design/Builder.

          3.7 The Owner shall furnish required information and services and shall render decisions with reasonable promptness to avoid delay in orderly progress of the Design/Builder services.

          3.8 The Owner shall communicate with contractors only through the Design/Builder, unless otherwise deemed necessary by the Owner.

          3.9 Owner and Design/Builder acknowledge that Owner has previously entered into an agreement with Pocatello City to provide certain off-site improvements. Owner and Design/Builder shall each use their best efforts to coordinate the work efforts of Pocatello City and Design/Builder to avoid interference and delay in construction of the off-site improvements.

                                      ARTICLE 4
                                         TIME

          4.1 The Design/Builder shall provide the Basic and Additional Services as expeditiously as is consistent with reasonable skill and care. The Basic Services to be performed have already commenced as of Sept 27, 1996 subject to authorized adjustments, Change Orders, and to delays not caused by the Design/Builder, shall be completed, including all of Part 1 and Part 2 Work, on or before June 15, 1996.

                                      ARTICLE 5
                                       PAYMENTS

          5.1 Payments for Part 1 Basic Services, Additional Services and Reimbursables Expenses shall be made monthly on the basis set forth in Article 8.

          5.2 Within 15 days of the Owner's receipt of a properly submitted Application for Payment, the Owner shall make payment to the Design/Builder, unless Owner shall dispute the quality of the work or the estimate of progress, based upon recommendations of a qualified architect or engineer. Owner shall withhold payment only on a disputed portions of the Work. Application for Payment may be submitted only once each month, on or before the first day of each month.

          5.3 Payments due the Design/Builder under Part 1 which are not paid when due shall bear interest from the date due at the rate of Twelve Percent (12%) per annum.

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          5.4 With each Application for Payment, the Design/Builder shall provide unconditional lien waivers from itself & each subcontractor/material supplier covering the previous Application and a conditional lien waiver from the Design/Builder which covers the current Application.

                                      ARTICLE 6
                               MISCELLANEOUS PROVISIONS

          6.1 This Part 1 shall be governed by the laws of the State of Utah.

          6.2 The table of contents and the headings of articles and paragraphs are for convenience only and shall not modify rights and obligations created by Part 1.

          6.3 In case a provision of Part 1 is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected.

          6.4 This Part 1 shall be binding on successors, assigns, legal representatives of, and persons in privity of contract with, the Owner or Design/Builder. Neither party shall assign, sublet or transfer an interest in Part 1 without written consent of the other. Design/Builder may not subcontract any of the Project or the Work to any person without approval of the Owner in writing. This paragraph 6.4 shall survive completion of the Work required under Part 1.

          6.5 Part 1 represents the entire agreement for the design and completion, of proposals for each phase of Work within the Project, and supersedes all prior negotiations, representations or agreements. Part 1 may be amended only by written instrument signed by both Owner and Design/Builder.

          6.6 In case of termination of the Architect, the Design/Builder shall provide the services of another lawfully licensed person or entity against whom the Owner makes no reasonable objection.

                                      ARTICLE 7
                                BASIS OF COMPENSATION

          The Owner shall compensate the Design/Builder in accordance with
          Article 5, Payments, and the other provisions of Part 1 as described below.

          8.1 COMPENSATION FOR BASIC SERVICES

          8.1.1 FOR BASIC SERVICES, compensation shall be as follows: An amount equal to the sum of Professional Expenses, plus ten percent (10%) of said amount.

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          8.2 COMPENSATION FOR ADDITIONAL SERVICES

          8.2.1 FOR ADDITIONAL SERVICES, compensation shall be as follows:
          On the same basis described at Paragraph 8.1, but must be approved in writing by Owner as "additional services", in advance of performance of the services, before additional payment shall be due.

          8.3 PROFESSIONAL EXPENSES

          8.3.1 Professional Expenses are the basis for determining Compensation for Basic and Additional Services and include actual expenses incurred by the Design/Builder and the Design/Builder's employees and contractors in the interest of the Project for the expenses listed as follows: Architects fees, engineers fees, duplication and copying costs and fees, permit fees and expenses, and fees or costs for draftsmen, CAD operators or surveyors, and such other costs or fees incurred by Design/ Builder in preparing the designs, plans and specifications for the Project and which may reasonably be included within the Project budget.

          8.4 INTEREST PAYMENTS

          8.4.1 The rate of interest for past due payments shall be as follows:

          Interest at the rate of 12% per annum.

          An initial payment of $245,048.93 shall be paid upon execution of this Agreement (Retention already deducted). Said payment is for work performed prior to the date of this Part 1. No interest shall be paid thereon.

          8.5 RETENTION

          8.5.1 Owner may, at Owner's option retain an amount equal to Ten Percent (10%) of the amount charged and required to be paid under
          Section 8.1 above for labor and services as itemized on the Application for Payment, Amounts retained may be held by Owner for up to thirty (30) days after Owner's written approval of final plans and specifications for this Project. If the design cannot be completed acceptable to Owner and Design/Builder, the amounts held in retention shall be paid upon contract termination, except for amounts disputed for quality or value of the Work. No interest shall be paid on retention.

          This Part 1 entered into as of the and year first written above.

          OWNER                         DESIGN/BUILDER

          BALLARD REAL ESTATE
          HOLDINGS, INC.                ECKMAN & MIDGLEY INC.

          By:  Gary Eckman, President   By:  Dale H. Ballard,
                                             President

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